UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

AVRA INC.

(Exact name of registrant as specified in charter)

Nevada	333-182130	36-4789798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3790 El Camino Real, Suite 291, Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

1-844-287-2462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2014, Avra Inc. (the “Company”) closed a financing transaction by entering into a subscription agreement dated with a non-U.S. investor (the “Purchaser”) for aggregate investment proceeds of $150,000. Pursuant to the subscription agreement, the Company issued the following to the Purchaser: (i) 600,000 shares of the Company’s common stock at a purchase price of $0.25 per share, and (ii) a warrant to purchase an aggregate of 600,000 shares of the Company’s common stock, for an exercise price of $0.50 per share for a period of one year from the closing date.

The foregoing description of the terms of the warrant, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreement filed as exhibits 10.1 to this Current Report on Form 8-K (this “Report”).

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The foregoing securities under Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation S promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA INC.

DATED: December 8, 2014	By:	/s/ Stephen Shepherd
Stephen Shepherd